Exhibit 99.1

News Release
Transdel Pharmaceuticals Announces Management Reorganization
LA JOLLA, CA — February 18, 2010 — Transdel Pharmaceuticals, Inc. (OTCBB: TDLP), a specialty pharmaceutical company focused on developing topically administered products using its proprietary transdermal delivery platform, today announced that Dr. Juliet Singh has resigned as President and Chief Executive Officer of the Company and as a director on the Company’s Board of Directors.
The Board appointed, Jeffrey Abrams, M.D., founder and current board member, as the Chairman of the Board. The Board also appointed John Lomoro, the Company’s Chief Financial Officer, as acting Chief Executive Officer. The Board of Directors has initiated a search for a new Chief Executive Officer.
Dr. Singh has agreed to provide consulting services to the Company. The Board stated, “Juliet played a critical role in the formation, development and growth of the Company. She provided valuable and significant contributions to the Company. We appreciate her dedicated service to the Company, and wish her the best in her future business endeavors.”
The Company continues to be fully committed to the success of its lead pain drug Ketotransdel® and is excited about the commercial opportunity for this product as well as potentially others utilizing the Transdel™ drug delivery system.
About Transdel Pharmaceuticals, Inc.
Transdel Pharmaceuticals, Inc. (OTCBB: TDLP) is a specialty pharmaceutical company developing non-invasive, topically delivered products. The Company’s innovative-patented Transdel™ cream formulation technology is designed to facilitate the effective penetration of a variety of products through the tough skin barrier. Ketotransdel®, the Company’s lead pain product, has successfully completed a Phase 3 clinical trial and utilizes the Transdel technology to deliver the active drug, ketoprofen, a non-steroidal anti-inflammatory drug through the skin directly into the underlying tissues where the drug exerts its well-known anti-inflammatory and analgesic effects. The Company intends to leverage its Transdel™ platform technology to expand and create a portfolio of topical products for a variety of indications. The Company is actively pursuing partnerships with companies to expand its product portfolio for pharmaceutical and cosmetic/cosmeceutical products. In June 2009, the Company announced that they entered into a license agreement with JH Direct, LLC for the exclusive worldwide rights to Transdel’s anti-cellulite cosmeceutical product which utilizes the Company’s Transdel™ technology. For more information, please visit http://www.transdelpharma.com.
Safe Harbor Statement
The Company cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements. These include statements regarding: the Company’s interpretation of the results of its Phase 3 clinical trial for Ketotransdel®; the Company’s ability to obtain regulatory approval to market Ketotransdel; and the Company’s ability to complete additional development activities for products utilizing its proprietary transdermal delivery platform. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the outcome of the final analyses of the data from the Phase 3 clinical trial may vary from the Company’s initial conclusions; the FDA may not agree with the Company’s interpretation of such results or may challenge the adequacy of the Company’s clinical trial design or the execution of the clinical trial; the FDA may continue to require the Company to complete additional clinical trials for Ketotransdel® before the Company can submit a 505(b)2 NDA application; the results of any future clinical trials may not be favorable and the Company may never receive regulatory approval for Ketotransdel®; and the Company’s current need to raise additional funding to complete its product development plans. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
Contact:
John Lomoro, CFO
Transdel Pharmaceuticals, Inc.
858-457-5300
johnl@transdelpharma.com